Exhibit 99.1

Reynolds American Inc.
P.O. Box 2990
Winston-Salem, NC 27102-2990

Contact:	Investor Relations:	Morris Moore	Media:	David Howard	RAI 2015-17
		(336) 741-3116		(336) 741-3489

Reynolds American Inc. Announces Expiration and Final Results of Private Exchange Offers for Lorillard Tobacco Notes

WINSTON-SALEM, N.C. – July 13, 2015: Reynolds American Inc. (NYSE: RAI) announced today the expiration and final results of its previously announced private offers to exchange (the “Exchange Offers”) any and all (to the extent held by eligible holders) of the $3.5 billion aggregate principal amount of the outstanding senior notes (the “Lorillard Tobacco Notes”) originally issued by Lorillard Tobacco Company (“Lorillard Tobacco”) for newly issued notes of RAI (the “RAI Notes”) and related solicitation of consents (the “Consent Solicitations”) to certain amendments to the indenture (the “Indenture Amendments”) governing the Lorillard Tobacco Notes (as supplemented, the “Lorillard Tobacco Indenture”).

The Exchange Offers and Consent Solicitations expired at 5:00 p.m., New York City time, on Friday, July 10, 2015 (the “Expiration Date”). As of the Expiration Date, the following principal amounts of each series of Lorillard Tobacco Notes had been validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked):

	Total Outstanding Principal Amount	Series of Lorillard Tobacco Notes	Lorillard Tobacco Notes Tendered By Expiration Date
CUSIP			Principal Amount	Percentage
544152AD3	$500,000,000	3.500% Senior Notes due 2016	$414,793,000	82.96%
544152AF8	$500,000,000	2.300% Senior Notes due 2017	$447,092,000	89.42%
544152AA9	$750,000,000	8.125% Senior Notes due 2019	$668,689,000	89.16%
544152AB7	$750,000,000	6.875% Senior Notes due 2020	$641,462,000	85.53%
544152AG6	$500,000,000	3.750% Senior Notes due 2023	$473,689,000	94.74%
544152AC5	$250,000,000	8.125% Senior Notes due 2040	$236,748,000	94.70%
544152AE1	$250,000,000	7.000% Senior Notes due 2041	$240,197,000	96.08%

RAI will accept all of the Lorillard Tobacco Notes validly tendered and not validly withdrawn as of the Expiration Date. Settlement of the Exchange Offers is expected to occur on Wednesday, July 15, 2015. Upon settlement of the Exchange Offers, RAI will issue the RAI Notes, each of which series will have interest provisions, maturity dates and interest payment dates identical to the corresponding series of Lorillard Tobacco Notes, and will pay the cash amounts due, in each case pursuant to the terms and conditions set forth in the Offer to Exchange and Consent Solicitation Statement, dated June 11, 2015 (the “Offer to Exchange”), and the related consent and letter of transmittal (collectively, the “Exchange Offer Documents”).

As previously reported, on June 12, 2015, Lorillard, Inc. (“Lorillard”) merged with a wholly owned subsidiary of RAI, with Lorillard surviving as a wholly owned subsidiary of RAI. Lorillard was the guarantor of the Lorillard Tobacco Notes. Shortly thereafter, Lorillard’s subsidiary, Lorillard Tobacco, merged with and into RAI’s subsidiary, R. J. Reynolds Tobacco Company (“RJR Tobacco”), with RJR Tobacco surviving (the “Lorillard Tobacco Merger”). In connection with the Lorillard Tobacco Merger, RJR Tobacco assumed Lorillard Tobacco’s obligations under the Lorillard Tobacco Notes and Lorillard Tobacco Indenture and is now the principal obligor on the Lorillard Tobacco Notes, and RAI’s subsidiary and RJR Tobacco’s direct parent, R.J. Reynolds Tobacco Holdings, Inc. (“RJR”), assumed Lorillard’s obligations as guarantor under the Lorillard Tobacco Notes and Lorillard Tobacco Indenture.

Also as previously reported, on June 24, 2015, RAI received the requisite number of consents (a majority of the then outstanding principal amount of each series of Lorillard Tobacco Notes) to adopt the Indenture Amendments with respect to each of the seven outstanding series of Lorillard Tobacco Notes that were subject to the Exchange

Offers and Consent Solicitations. RJR Tobacco and RJR, as current obligor and current guarantor, respectively, under the Lorillard Tobacco Notes and Lorillard Tobacco Indenture, have entered into a supplemental indenture containing the Indenture Amendments (the “Supplemental Indenture”) with the trustee under the Lorillard Tobacco Indenture. The Indenture Amendments contained in the Supplemental Indenture will become operative upon settlement of the Exchange Offers.

In addition, as previously reported, the Consent Payment Deadline (as defined in the Offer to Exchange) was extended to 5:00 p.m., New York City time, on Friday, July 10, 2015, the same time and date as the Expiration Date. Accordingly, all holders whose Lorillard Tobacco Notes are accepted for exchange in the Exchange Offers will receive the applicable series of RAI Notes in the same principal amount as the Lorillard Tobacco Notes tendered therefor plus the consent payment of $2.50 per $1,000 principal amount of such Lorillard Tobacco Notes.

This press release is neither an offer to sell nor the solicitation of an offer to buy the RAI Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. The Exchange Offers and Consent Solicitations have expired, and are no longer open to participation by any holders of Lorillard Tobacco Notes. The Exchange Offers have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The RAI Notes will be issued in reliance upon exemptions from, or in transactions not subject to, registration under the Securities Act. The RAI Notes and the related guarantees were offered for exchange, and will be issued, only (1) to qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and (2) outside the United States to persons other than U.S. persons (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act. The RAI Notes may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

This press release, the Exchange Offer Documents and any other documents or materials relating to the Exchange Offers and Consent Solicitations may only be communicated to persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000 does not apply. Accordingly, this press release and the Exchange Offer Documents are only for circulation to persons inside the United Kingdom who fall within one of the following categories: (1) any person who is a holder of any of the Lorillard Tobacco Notes; or (2) any other person also falling within Article 43(2) or within Article 49(2)(a) to (d) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”) or falling within the definition of investment professionals (as defined in Article 19(5)) of the Financial Promotion Order; or (3) any person to whom the communication may otherwise lawfully be made. This press release, the Exchange Offer Documents and any other documents or materials relating to the Exchange Offers and Consent Solicitations are only available in the United Kingdom to such persons and the transactions contemplated in the Exchange Offer Documents will be available only to, and may be engaged in only with, such persons, and such financial promotion must not be relied or acted upon by persons in the United Kingdom unless they fall under the above categories.

Forward-Looking Statements

Statements included in this press release that are not historical in nature are forward-looking statements. When used in this press release, forward-looking statements include, without limitation, statements regarding the acceptance of the Lorillard Tobacco Notes, the settlement of the Exchange Offers and the Indenture Amendments, and RAI’s expectations, beliefs or intentions that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. These statements regarding future events inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results to differ materially from those described in or implied by the forward-looking statements. Some of these risks, contingencies and other uncertainties are set forth in RAI’s Annual Report on Form 10-K for the year ended December 31, 2014 under the heading “Risk Factors” and in RAI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Financial Condition—Cautionary Information Regarding Forward-Looking Statements,” as the same may be updated in subsequent RAI reports.

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